UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2022

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZEST	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2022, Ecoark Holdings, Inc. (the “Company”) entered into a Consulting Agreement (the “Consulting Agreement”) effective February 14, 2022 (the “Effective Date”) with Peter Mehring (the “Consultant”). The term of the Consulting Agreement shall commence on the Effective Date and terminate on February 14, 2023 (the “Term”). The Term may be mutually extended by the parties.

Pursuant to the Consulting Agreement, the Consultant will assist in transitional activities related to the Consultant’s resignation as the Chief Executive Officer of Zest Labs, Inc. (“Zest”), a wholly-owned subsidiary of the Company, and advise the Company and Zest on any current intellectual property litigation, and matters related to Zest’s intellectual property. See Item 5.02 of this Current Report on Form 8-K below.

Pursuant to the Consulting Agreement, the Company agreed to pay the Consultant, a monthly retainer of $16,666.66 per month to be paid monthly on the last day of each month. Upon the execution of the Consulting Agreement, Consultant will have the expiration date on any stock awards by the Company extended for a period of one year from the last effective date of the Consulting Agreement. The Consultant will also have any unvested stock awards continue to vest during the Term according to the vesting schedule set forth in the stock award agreements.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the Consulting Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) (b) On February 2, 2021, Peter Mehring, President and a director of the Company, and as the Chief Executive Officer of Zest, a wholly owned subsidiary of the Company, notified the Company he intends to resign as a director of the Board of Directors and from his other positions with the Company and Zest effective February 11, 2022. There were no disagreements between Mr. Mehring and the Company relating to his service as a director or officer of the Company or Zest. Mr. Mehring is leaving the Company because he has entered into an agreement to work for a leading Internet services company based in the Silicon Valley. Mr. Mehring has agreed to provide consulting services relating to Zest’s intellectual property.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Consulting Agreement between the Company and Peter Mehring dated February 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

February 4, 2022	Ecoark Holdings, Inc.

	By:	/s/ Randy S. May
Randy S. May
Chief Executive Officer

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